UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

THE McCLATCHY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9824	52-2080478
(Commission File No.)	(IRS Employer Identification No.)

2100 Q Street

Sacramento, CA 95816

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock and Asset Purchase Agreement

On June 26, 2006, The McClatchy Company (“McClatchy” or the “Company”), a Delaware corporation, and Wilkes-Barre Publishing Company, Inc. (“Wilkes-Barre Publishing”), a Delaware corporation formed by HM Capital, LLC and certain other investors, entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement and following the completion of the merger of Knight Ridder with and into McClatchy, McClatchy will sell to Wilkes-Barre Publishing the outstanding capital stock of certain entities and certain related assets used to conduct the business of operating the Wilkes-Barre Times Leader and certain associated publications (the “Wilkes-Barre Sale”) for $65 million in cash and Wilkes-Barre Publishing will assume certain liabilities related to the entities and related assets purchased in the Wilkes-Barre Sale.

Pursuant to the Purchase Agreement, following the closing of the Wilkes-Barre Sale, McClatchy will indemnify Wilkes-Barre Publishing and its affiliates and their stockholders, members, officers, directors, employees, affiliates, agents and representatives from all losses related to (i) certain liabilities that are not assumed by Wilkes-Barre Publishing and (ii) breach of certain covenants, representations and warranties of McClatchy related to the Wilkes-Barre Sale. In addition, pursuant to the Purchase Agreement, Wilkes-Barre Publishing will indemnify McClatchy and its affiliates and its stockholders, officers, directors, employees, affiliates, agents and representatives from all losses related to (i) any of the liabilities assumed by Wilkes-Barre Publishing in connection with the Wilkes-Barre Sale, or (ii) breach of certain covenants, representations and warranties of Wilkes-Barre Publishing related to the Wilkes-Barre Sale.

McClatchy and Wilkes-Barre Publishing made customary representations, warranties and covenants in the Purchase Agreement. McClatchy further agreed to exercise its contractual rights under the merger agreement with Knight Ridder so as to use commercially reasonable efforts to require that the entities and related assets being sold in connection with the Wilkes-Barre Sale are operated in the ordinary course of business prior to the consummation of the merger with Knight Ridder. Following the consummation of the merger with Knight Ridder and prior to the consummation of the Wilkes-Barre Sale, McClatchy has agreed to operate the entities and related assets being sold in connection with the Wilkes-Barre Sale in the ordinary course of business. McClatchy also agreed to exercise its contractual rights under the merger agreement with Knight Ridder to prevent Knight Ridder from taking certain actions with respect to the entities and related assets being sold in connection with the Wilkes-Barre Sale.

The completion of the Wilkes-Barre Sale is subject to various conditions, including the consummation of the merger of Knight Ridder with and into McClatchy, the expiration or termination of the applicable Hart-Scott-Rodino waiting period, absence of a material adverse effect on the businesses being sold, accuracy of representations and warranties, compliance with covenants and receipt of necessary financing by Wilkes-Barre Publishing.

The Purchase Agreement contains certain termination rights for both McClatchy and Wilkes-Barre Publishing. In addition, the Purchase Agreement immediately terminates upon the termination of the merger agreement with Knight Ridder.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about McClatchy or Wilkes-Barre Publishing. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by McClatchy in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between McClatchy and Wilkes-Barre Publishing rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about McClatchy or Wilkes-Barre Publishing.

ITEM 8.01 OTHER EVENTS

On June 26, 2006, McClatchy issued a press release announcing that it entered into a definitive agreement with Wilkes-Barre Publishing.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
2.1	Stock and Asset Purchase Agreement by and between The McClatchy Company and Wilkes-Barre Publishing, Inc., dated June 26, 2006

99.1	Press Release issued by The McClatchy Company, dated June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE MCCLATCHY COMPANY

Dated: June 27, 2006	By:	/s/ Patrick J. Talamantes
Patrick J. Talamantes
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock and Asset Purchase Agreement by and between The McClatchy Company and Wilkes-Barre Publishing, Inc., dated June 26, 2006

99.1	Press Release issued by The McClatchy Company, dated June 26, 2006